EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Provides First Quarter 2024 Financial Expectations and Reiterates
2024 Financial Outlook

BEDFORD, Mass., March 11, 2024 -- iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its GAAP and non-GAAP financial expectations for the first quarter ending March 30, 2024, and reiterated its previously announced financial outlook for the fiscal year ending December 28, 2024 ahead of meetings with institutional investors.

First Quarter 2024 Outlook
iRobot is providing GAAP and non-GAAP financial expectations for the first quarter ending March 30, 2024. A detailed reconciliation between the Company’s GAAP and non-GAAP expectations is included in the attached financial tables.

First Quarter 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$137 - $142 million	—	$137 - $142 million
Gross Margin	22% to 23%	~1%	23% to 24%
Operating Income (Loss)	$7 – $11 million	~($54) million	($47) – ($43) million
Net Loss Per Share	($0.22) – ($0.09)	~($1.91)	($2.13) – ($2.00)

Reiterates 2024 Financial Outlook
iRobot is reiterating its GAAP and non-GAAP financial expectations for the fiscal year ending December 28, 2024 as well as first half and second half color, previously announced in its fourth-quarter and year-end 2023 news release on February 26, 2024. A detailed reconciliation between the Company’s GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$825 - $865 million	—	$825 - $865 million
Gross Margin	31% to 33%	~1%	32% to 34%
Operating Loss	($41) – ($29) million	~($17) million	($58) – ($46) million
Net Loss Per Share	($3.13) – ($2.70)	~($0.60)	($3.73) – ($3.30)

•For the first half of 2024, revenue is expected to decline in the high teens to low 20s percentage range compared to the first half of 2023, with Q2 expected to be the weaker quarter year-over-year as the Company expects a shifting of orders into Q3.
•For the second half of the year, the Company anticipates a mid-single-digit percentage improvement in revenue compared to the second half of 2023.
•iRobot anticipates that the majority of the gross margin improvement will occur in the second half of the year as the Company ramps its initiatives.

About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company's expectations regarding future financial performance, including with respect to first quarter and fiscal year 2024 revenue, gross margin, operating loss and loss per share; and the Company's implementation of its operational restructuring plan, the expected business and financial impacts thereof, and related restructuring charges. These forward-looking statements are based on the Company's current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company's ability to obtain capital when desired on favorable terms, if at all; (ii) our restructuring efforts may not be successful; (iii) the impact of the COVID-19 pandemic and various global conflicts on the Company's business and general economic conditions; (iv) the Company's ability to implement its business strategy; (v) the risk that disruptions from the proposed restructuring will harm the Company's business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel, including successfully navigating its leadership transition; (vii) legislative, regulatory and economic developments affecting the Company's business; (viii)

general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company's financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xii) current supply chain challenges including current constraints in the availability of certain semiconductor components used in the Company's products; (xiii) the financial strength of the Company's customers and retailers; (xiv) the impact of tariffs on goods imported into the United States; and (xv) competition, as well as the Company's response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company's most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company's financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Explanation of Non-GAAP Measures
This press release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger which was terminated on January 28, 2024. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of facilities, warehouses and any other leased properties, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowances based on non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of First Quarter Fiscal Year 2024 GAAP to Non-GAAP Guidance
(unaudited)

Q1-24
GAAP Gross Profit	$30 - $32 million
Stock-based compensation	~$1 million
Restructuring and other	~$1 million
Total adjustments	~$2 million
Non-GAAP Gross Profit	$32 - $34 million

Q1-24
GAAP Gross Margin	22% - 23%
Stock-based compensation	~1%
Restructuring and other	~1%
Total adjustments	~1%
Non-GAAP Gross Margin	23% - 24%

Q1-24
GAAP Operating Income	$7 - $11 million
Amortization of acquired intangible assets	~$0 million
Stock-based compensation	~$9 million
Net merger, acquisition and divestiture expense (income)	~($74) million
Restructuring and other	~$11 million
Total adjustments	~($54) million
Non-GAAP Operating Loss	($47) - ($43) million

Q1-24
GAAP Net Loss Per Diluted Share	($0.22) - ($0.09)
Amortization of acquired intangible assets	~$0.01
Stock-based compensation	~$0.33
Net merger, acquisition and divestiture expense (income)	~($2.64)
Restructuring and other	~$0.39
Income tax effect	~$0
Total adjustments	~($1.91)
Non-GAAP Net Loss Per Diluted Share	($2.13) - ($2.00)

Number of shares used in diluted per share calculations*	~28.0 million

* Number of shares does not include impact from the at-the-market offering program announced on February 27, 2024
Certain numbers may not total due to rounding

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2024 GAAP to Non-GAAP Guidance
(unaudited)

FY-24
GAAP Gross Profit	$258 - $288 million
Stock-based compensation	~$4 million
Restructuring and other	~$2 million
Total adjustments	~$6 million
Non-GAAP Gross Profit	$264 - $294 million

FY-24
GAAP Gross Margin	31% - 33%
Stock-based compensation	~1%
Restructuring and other	~0%
Total adjustments	~1%
Non-GAAP Gross Margin	32% - 34%

FY-24
GAAP Operating Loss	($41) - ($29) million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$41 million
Net merger, acquisition and divestiture expense (income)	~($74) million
Restructuring and other	~$15 million
Total adjustments	~($17) million
Non-GAAP Operating Loss	($58) - ($46) million

FY-24
GAAP Net Loss Per Diluted Share	($3.13) - ($2.70)
Amortization of acquired intangible assets	~$0.03
Stock-based compensation	~$1.45
Net merger, acquisition and divestiture expense (income)	~($2.61)
Restructuring and other	~$0.53
Income tax effect	~$0
Total adjustments	~($0.60)
Non-GAAP Net Loss Per Diluted Share	($3.73) - ($3.30)

Number of shares used in diluted per share calculations	~28.3 million